THIS SECOND AMENDING AGREEMENT is made as of January 20, 2020.

AMONG:

I-Minerals Inc., a body corporate, continued under the laws of
Canada, having its head office at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Company")

OF THE FIRST PART

AND:

i-minerals USA Inc., an Idaho limited liability company, having an office c/o the Company, at Suite 880 — 580 Hornby Street, Vancouver, British Columbia, Canada V6C 3B6

(hereinafter called the "Subsidiary")

OF THE SECOND PART

AND:

BV Lending, LLC, an Idaho limited liability company, having its head office at Suite 201 — 901 Pier View Drive, Idaho Falls, Idaho, U.S.A. 83402

(hereinafter called "BV")

OF THE THIRD PART WHEREAS:

A.	Pursuant to an agreement among the parties dated October 25, 2019, as amended by an amending agreement dated November 25, 2019 (hereinafter called the “First Amending Agreement”), with the agreement dated October 25, 2019, as amended by the First Amending Agreement hereinafter collectively called the “Loan Agreement”, B.V. agreed to advance certain funds to the Company to advance its Bovill Kaolin Project located in the State of Idaho, U.S.A.;

B.	As BV has agreed to provide additional funding to the Company, the parties wish to amend certain of the provisions of the Loan Agreement on the terms and conditions hereinafter set forth;

C.	The Subsidiary is a wholly-owned subsidiary of the Company and is the legal owner of the Helmer Bovill Property hosting the Bovill Kaolin Project in the State of Idaho, U.S.A., as referred to in Recital A. herein;

NOW THEREFORE THIS SECOND AMENDING AGREEMENT WITNESSETH that in consideration of these presents and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the parties hereby agree as follows:

1.	The parties agree that the Loan Agreement is hereby amended as follows.

(a)	The reference to “up to an additional $700,000 in cash to the Company in three separate tranches” in paragraph 2.01 of the Loan Agreement is replaced with “up to an additional $1,300,000 in cash to the Company in separate tranches”;

(b)	The last sentence in paragraph 2.01 of the Loan Agreement is replaced with “BV’s obligation to make the Advances is subject to satisfaction of the conditions set forth in paragraph 2.08 below.”;

(c)	The first sentence in paragraph 2.08 of the Loan Agreement is replaced with “Notwithstanding any other provision contained in this Agreement or in any instrument given to evidence or secure the obligations evidenced hereby, BV shall have no obligation to make Advances until the following conditions have been satisfied in form and substance satisfactory to BV in its sole discretion:”

(d)	Schedule A to the Loan Agreement is amended to read as follows:

SCHEDULE A

2019
Budget	October (First Advance)	November (Second Advance	December Third Advance)
	$250,000	$250,000	$200,000
2020
Budget	February (Fourth Advance)	March (Fifth Advance)	April (Sixth Advance)
	up to $200,000	up to $200,000	up to $200,000

2.	Except as amended by this Second Amending Agreement, all of the other terms and conditions of the Loan Agreement remain in full force and effect.

3.	Each of the parties agrees to do and/or execute all such further and other acts, deeds, things, devices, documents and assurances and may be required in order to carry out the true intent and meaning of this Second Amending Agreement.

4.	This Second Amending Agreement and any certificate or other writing delivered in connection herewith may be executed in any number of counterparts and any party hereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Second Amending Agreement or such other writing, as the case may be, taken together, will be deemed to be one and the same instrument. The execution of this Second Amending Agreement or any other writing by any party hereto will not become effective until each party hereto has executed a counterpart of this Second Amending Agreement or any other writing, as the case may be.

5.	Each of the parties hereto will be entitled to rely upon delivery by facsimile or by email of executed copies of this Second Amending Agreement and any certificates or other writings delivered in connection herewith, and such facsimile or emailed copies will be legally effective to create a valid and binding agreement among the parties in accordance with the terms and conditions of this Second Amending Agreement.

2.	This Second Amending Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their successors and permitted assigns, as the case may be.

IN WITNESS WHEREOF the parties have executed and delivered this Second Amending Agreement as of the day and year first above written.

Executed by
I-Minerals Inc.
in the presence of:

/s/ John Theobald
Authorized Signatory

Executed by
i-minerals USA Inc.
in the presence of:

/s/ John Theobald
Authorized Signatory

Executed by
BV Lending, LLC

By:       Ball Ventures, LLC, an Idaho limited liability company, the Member

Per:      /s/ Cortney Liddiard
             Cortney Liddiard, CEO